UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2020 (June 7, 2020)

____________________

COMMVAULT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Commvault Way,

Tinton Falls, New Jersey 07724

(Address of principal executive offices) (Zip Code)

(732) 870-4000

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	NASDAQ
Preferred Stock Purchase Rights		NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 7, 2020, Commvault Systems, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates. (collectively, “Starboard”), which have a beneficial ownership (as determined under Rule 13d-3 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) interest in the common stock, par value $0.01 per share, of the Company (the “Common Stock”) totaling, in the aggregate, 4,316,000 shares, or approximately 9.3% of the outstanding shares of the Common Stock.

Under the Agreement, the Company agreed to, immediately following the execution of the Agreement (i) accept the resignations tendered by Alan G. Bunte, Frank J. Fanzilli, Jr. and Daniel Pulver as Class II directors of the Company, effective immediately prior to the appointment of the Independent Appointees (as defined below) to the board of directors of the Company (the “Board”) and (ii) appoint R. Todd Bradley, Arlen Shenkman and Allison Pickens (each an “Independent Appointee” and collectively, the “Independent Appointees”) to the Board as Class II directors of the Company with terms expiring at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The Company also agreed to nominate the Independent Appointees for election at the 2020 Annual Meeting as Class II directors with terms expiring at the Company’s 2023 annual meeting of stockholders. The 2020 Annual Meeting is currently scheduled to be held on August 27, 2020.

Pursuant to the Agreement, until the Expiration Date (as defined below), the Board agreed not to (i) increase the size of the Board to more than eleven directors or (ii) seek to change the classes on which the Board members serve, in each case, without the consent of Starboard.

Pursuant to the Agreement, Starboard agreed to irrevocably withdraw the letter it submitted to the Company on April 9, 2020 nominating a slate of director candidates to be elected to the Board at the 2020 Annual Meeting and any related materials or notices submitted to the Company in connection therewith. Starboard also agreed to not directly or indirectly, at any time prior to the Expiration Date, (i) nominate or recommend for nomination any person for election at any annual or special meeting of the Company’s stockholders, (ii) submit any proposal for consideration at, or bring any other business before, any annual or special meeting of the Company’s stockholders, (iii) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to any annual or special meeting of the Company, or (vi) publicly or privately encourage or support any other stockholder, person or entity to take any of the foregoing actions.

Under the Agreement, the Company agreed to provide Starboard customary replacement rights for the Independent Appointees until the Expiration Date, provided that Starboard maintains beneficial ownership above the lesser of (i) 3.0% of the then-outstanding shares of Common Stock and (ii) 1,388,180 shares of the Common Stock, subject to satisfaction of certain conditions set forth in the Agreement.

Under the Agreement, the Board agreed to form an Operating Committee to oversee the Company’s budgeting processes and to work with management to establish margin targets and a balanced capital allocation policy for the Company. Until the Expiration Date, the Operating Committee will be comprised of three directors, which directors shall initially be Mr. Shenkman, Mr. Bradley and Charles Moran, with Mr. Shenkman serving as Chairperson. The Company also agreed that the margin targets and balanced capital allocation policy for the Company determined by the Operating Committee will be publicly announced no later than the quarterly announcement for the quarter ended December 31, 2020.

Under the Agreement, the Board also agreed to take all actions necessary to appoint Mr. Shenkman to the Audit Committee of the Board (the “Audit Committee”) and that, until the Expiration Date, the Audit Committee would be composed of three directors, consisting of Mr. Shenkman, Mr. Moran and David Walker. Under the Agreement, the Board agreed to all take actions necessary to appoint Mr. Bradley to the Compensation Committee of the Board (the “Compensation Committee”) and that, until the Expiration Date, the Compensation Committee would be composed of three directors, consisting of Mr. Bradley, Keith Geeslin and YY Lee. Under the Agreement, the Board also agreed to take all actions necessary to appoint Ms. Pickens to the Nominations and Governance Committee of the Board (the “Nominations and Governance Committee”) and that, until the Expiration Date, the Nominations and Governance Committee would be composed of four directors, consisting of Ms. Pickens, Gary Smith and Martha Bejar. Under the Agreement the Board also agreed that, subject to NASDAQ rules and applicable laws, the Board and all applicable committees of the Board would take all actions necessary to ensure that, until the Expiration Date, each committee and subcommittee of the Board will include at least one Independent Appointee (or replacement thereof appointed pursuant to the terms of Agreement). Under the Agreement, the Board agreed to disband the Executive Committee of the Board.

Under the Agreement, Starboard has agreed to certain standstill restrictions until the earlier of (a) the date that is fifteen

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business days prior to the last day of the time period, established pursuant to the Company’s Amended and Restated Bylaws, for stockholders to deliver notice to the Company of director nominations to be brought before the Company’s 2021 annual meeting of stockholders or (b) the date this is one hundred days prior to the first anniversary of the 2020 Annual Meeting (as applicable, the “Expiration Date”). These standstill restrictions include, but are not limited to (i) engaging in any solicitation of proxies or becoming a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders of the Company) with respect to the securities of the Company; (ii) forming or joining a “group” (within the meaning of Section 13(d) under the Exchange Act) with respect to the Common Stock; (iii) depositing any shares of Common Stock in any voting trust or subjecting any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock, other than any such voting trust, arrangement or agreement solely among the members of Starboard and otherwise in accordance with the Agreement, (iv) seeking or submitting, or knowingly encouraging any person or entity to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company or seeking, or knowingly encouraging or taking any other action with respect to the appointment or removal of any directors, in each case, in opposition to the recommendation of the Board, (v) making (A) any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company or through any referendum of stockholders, (B) making any offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its subsidiaries, (C) affirmatively soliciting a third party to make an offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer, acquisitions, recapitalization, restructuring, disposition or other business combination involving the Company or any of its subsidiaries, or publicly encouraging initiating or supporting any third party in making such an offer or proposal, (D) publicly commenting on any third party proposal regarding any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition, or other business combination with respect to the Company or any of subsidiaries by such third party prior to such proposal becoming public, or (E) calling or seeking to call a special meeting of stockholders of the Company, (vi) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board, except as provided in the Agreement; (vii) advising, knowingly encouraging, supporting or knowingly influencing any other person with respect to voting or disposition of any securities of the Company at any annual or special meeting of stockholders of the Company; or (viii) making any request or submitting any proposal to amend the terms of the Agreement other than through non-public communications with the Company or the Board that would not be reasonably determined to trigger public disclosure obligations for the Company or Starboard making any stockholder proposal.

With respect to the 2020 Annual Meeting, Starboard has agreed that it will appear in person or by proxy at the 2020 Annual Meeting and vote all shares of Common Stock beneficially owned by Starboard at the 2020 Annual Meeting (i) in favor of all directors nominated by the Board for election, (ii) in favor of the ratification and appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ended March 31, 2021, (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal, and (iv) in accordance with the Board’s recommendation with respect to any other Company proposal or stockholder proposal or nomination presented at the 2020 Annual Meeting unless Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to the Company’s “say-on-pay” proposal or any other Company proposal or stockholder proposal presented at the 2020 Annual Meeting (other than proposals relating to the election of directors), which proposals Starboard will be permitted to vote in accordance with the ISS or Glass Lewis recommendation. Starboard also agreed that it will appear in person or by proxy at any special meeting of the Company’s stockholders held until the Expiration Date and, to the extent any such special meeting includes the appointment, election or removal of directors, vote all shares of Common Stock beneficially owned by Starboard at such special meeting in accordance with the Board’s recommendation on any proposal relating to the appointment, election or removal of directors.

The Company agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in through the date of the Agreement in connection with Starboard’s involvement at the Company up to a maximum of $350,000.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

None of Messrs. Bunte, Fanzilli or Pulver’s decision to resign from the Board was in connection with a disagreement relating to Commvault’s operations, policies or practices.

Mr. Shenkman, Mr. Bradley and Ms. Pickens will receive an annual director retainer consisting of cash, prorated to reflect his partial year term as director. In addition, it is anticipated that Mr. Shenkman, Mr. Bradley and Ms. Pickens will each receive a grant of restricted stock units at the 2020 Annual Meeting of Stockholders to be consistent with the equity grant cycle of the other directors. This compensation will be made in accordance with Commvault’s non-employee director compensation policy, which is described under the heading “Director Compensation” on pages 43 and 44 of Commvault’s proxy statement for its 2019 Annual Meeting of Stockholders, as filed with the SEC on July 3, 2019, and is hereby incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 8, 2020, the Company issued a press release. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 under the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to such filing.

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Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Exhibit Description

10.1	Agreement, dated as of June 7, 2020, by and among Commvault Systems, Inc., Starboard Value LP and the other parties set forth therein.

99.1	Press Release issued by Commvault Systems, Inc., dated June 8, 2020 announcing entry into the Agreement.

99.2	Pages 43 and 44 from the Commvault Systems, Inc. Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on July 3, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Date: June 8, 2020	By:	/s/ Brian Carolan
Brian Carolan
Vice President and Chief Financial Officer

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